Exhibit 4.16

Execution Version

THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of July 29, 2013 (this “Supplemental Indenture”), is by and among Axalta Coating Systems U.S. Holdings, Inc. (formerly U.S. Coatings Acquisition Inc.), a corporation incorporated under the laws of the State of Delaware (“U.S. Co-Issuer”), Axalta Coating Systems Dutch Holding B B.V. (formerly Flash Dutch 2 B.V.), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands with corporate seat in Amsterdam, The Netherlands (“Dutch Co-Issuer” and, together with U.S. Co-Issuer, the “Issuers”), each of the parties identified as a New Guarantor on the signature pages hereto (each, a “New Guarantor” and collectively, the “New Guarantors”) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Issuers, certain guarantors listed on the signature pages thereto, the Trustee, the Collateral Agent, Citigroup Global Markets Deutschland AG, as Registrar, and Citibank N.A., London Branch, as Paying Agent and Authenticating Agent, are parties to an indenture dated as of February 1, 2013 (the “Indenture”), providing for the issuance of the Issuers’ 5.750% Senior Secured Notes due 2021 (the “Notes”);

WHEREAS, Section 3.11 of the Indenture provides that under certain circumstances the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreements to Become Guarantors. (a) Each of the New Guarantors hereby unconditionally guarantees the Issuers’ obligations for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of the Issuers, on the terms and subject to the conditions set forth in Article X of the Indenture and agrees to be bound by all other provisions of the Indenture and the Notes applicable to a Guarantor therein.

(b) The obligations and liabilities of each New Guarantor incorporated in Germany shall be subject to the limitations as set out in Schedule 1 below.

3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4. No Recourse Against Others. No manager, managing director, director, officer, employee, incorporator or holder of any Equity Interests in Dutch Co-Issuer, U.S. Co-Issuer, any Subsidiary or any direct or indirect parent of Dutch Co-Issuer, as such, shall have any liability for any obligations of the Issuers or the New Guarantors under the Notes, the Indenture, the Guarantees or the Notes Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5. Notices. For purposes of Section 12.1 of the Indenture, the address for notices to each of the New Guarantors shall be:

Axalta Coating Systems U.S. Holdings, Inc.

Axalta Coating Systems Dutch Holding B B.V.

c/o The Carlyle Group

1001 Pennsylvania Avenue Northwest

Washington, DC 20004

Facsimile: (202) 347-1818

Tel: (202) 729-2626

Attention: Martin Sumner; Wesley Bieligk

6. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e. a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

8. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

9. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each of the New Guarantors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

AXALTA COATING SYSTEMS U.S. HOLDINGS, INC.

By:	/s/ Robert W. Bryant
	Name:	Robert W. Bryant
	Title:	Treasurer

AXALTA COATING SYSTEMS DUTCH HOLDING B B.V.

By:	/s/ Marco Besseling
	Name:	Marco Besseling
	Title:	Managing Director A

By:	/s/ Annemiek van Leuven
	Name:	Annemiek van Leuven
	Title:	Managing Director B

[Signature Page to Euro Notes Fourth Supplemental Indenture]

AXALTA COATING SYSTEMS VERWALTUNGS GMBH, as a New Guarantor

By:	/s/ Florian Girthofer
	Name:	Florian Girthofer
	Title:	Managing Director (Geschäftsführer)

By:	/s/ Holger Lassen
	Name:	Holger Lassen
	Title:	Managing Director (Geschäftsführer)

AXALTA COATING SYSTEMS DEUTSCHLAND HOLDING GMBH & CO. KG, as a New Guarantor

By:	/s/ Florian Girthofer
	Name:	Florian Girthofer
	Title:	Managing Director (Geschäftsführer)

By:	/s/ Holger Lassen
	Name:	Holger Lassen
	Title:	Managing Director (Geschäftsführer)

AXALTA COATING SYSTEMS BETEILIGUNGS GMBH, as a New Guarantor

By:	/s/ Florian Girthofer
	Name:	Florian Girthofer
	Title:	Managing Director (Geschäftsführer)

By:	/s/ Holger Lassen
	Name:	Holger Lassen
	Title:	Managing Director (Geschäftsführer)

[Signature Page to Euro Notes Fourth Supplemental Indenture]

STANDOX GMBH, as a New Guarantor

By:	/s/ Florian Girthofer
	Name:	Florian Girthofer
	Title:	Managing Director (Geschäftsführer)

By:	/s/ Holger Lassen
	Name:	Holger Lassen
	Title:	Managing Director (Geschäftsführer)

SPIES HECKER GMBH, as a New Guarantor

By:	/s/ Florian Girthofer
	Name:	Florian Girthofer
	Title:	Managing Director (Geschäftsführer)

By:	/s/ Holger Lassen
	Name:	Holger Lassen
	Title:	Managing Director (Geschäftsführer)

AXALTA COATING SYSTEMS GERMANY GMBH, as a New Guarantor

By:	/s/ Florian Girthofer
	Name:	Florian Girthofer
	Title:	Managing Director (Geschäftsführer)

By:	/s/ Holger Lassen
	Name:	Holger Lassen
	Title:	Managing Director (Geschäftsführer)

[Signature Page to Euro Notes Fourth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

[Signature Page to Euro Notes Fourth Supplemental Indenture]

SCHEDULE 1

Limitations with respect to Guarantors incorporated in Germany.

(a) Definitions

(i) “German Guarantor” means a Guarantor incorporated or established in Germany in the legal form of a limited liability company (GmbH) or a limited partnership with a limited liability company as general partner (GmbH & Co. KG).

(ii) “Net Assets” means an amount equal to the sum of the amounts of the German Guarantor’s (or, in the case of a GmbH & Co. KG, its general partner’s) assets (consisting of all assets which correspond to the items set forth in section 266 paragraph 2 A, B, C, D and E of the German Commercial Code (Handelsgesetzbuch – “HGB”)) less the aggregate amount of such German Guarantor’s (or, in the case of a GmbH & Co. KG, its general partner’s) liabilities (consisting of all liabilities and liability reserves which correspond to the items set forth in section 266 paragraph 3 B, C, D and E HGB), save that any obligations (Verbindlichkeiten) of the German Guarantor (and, in the case of a GmbH & Co. KG, of its general partner) (A) owing to Dutch Co-Issuer and/or any of Dutch Co-Issuer’s Subsidiaries or any other affiliated company which are subordinated pursuant to section 39 paragraph 1 no. 5 or section 39 paragraph 2 of the German Insolvency Code (Insolvenzordnung) and including obligations under guarantees for obligations which are so subordinated or (B) incurred in violation of any of the provisions of the Indenture (unless neither with wilful misconduct nor gross negligence) shall be disregarded.

The Net Assets shall be determined in accordance with the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäßiger Buchführung) and be based on the same principles that were applied by the German Guarantor (or, in the case of a GmbH & Co. KG, its general partner) in the preparation of its most recent annual balance sheet (Jahresbilanz).

(iii) “Protected Capital” means in relation to a German Guarantor the aggregate amount of:

(A) its (or, where the German Guarantor is a GmbH & Co. KG, its general partner’s) share capital (Stammkapital) as registered in the commercial register (Handelsregister) provided that any increase registered after the date of the Indenture (or in case of a New Guarantor, the date it has become a party to the Indenture) shall not be taken into account unless (i) if the increase has been effected out of retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) such increase has been effected with the prior written consent of the Trustee and, in any case, (ii) only to the extent it is fully paid up; and

(B) its (or when applicable where the German Guarantor is a GmbH & Co. KG, its general partner’s) amount of profits (Gewinne) which are not available for distribution to its shareholder(s) in accordance with section 268 paragraph 8 HGB.

(iv) “Up-stream and/or Cross-stream Guarantee” means the Guarantee (which, for the purpose of this Schedule 1, shall also include any other obligation of the German Guarantor to reimburse costs or pay indemnities under or in connection with the Indenture) if and to the extent the Guarantee secures the obligations of a Guarantor which is a shareholder of the German Guarantor (and/or, in the case of a GmbH & Co. KG, of its general partner) or an affiliated company (verbundenes Unternehmen) of such shareholder within the meaning of section 16, 17 or 18 of the German Stock Corporation Act (Aktiengesetz) (other than the German Guarantor and its Subsidiaries and, in the case of a GmbH & Co. KG, the general partner and its Subsidiaries), provided that it shall not constitute an Up-stream or Cross-stream Guarantee if and to the extent the Guarantee guarantees amounts outstanding under the Indenture in relation to any financial accommodation made available under the Indenture to any Issuer and on-lent to, or issued for the benefit of, the relevant German Guarantor or any of its Subsidiaries (and, where the German Guarantor is a GmbH & Co. KG, to, or for the benefit of, its general partner or any of its Subsidiaries) and still outstanding from time to time.

(b) This Section applies if and to the extent the Guarantee is given by a German Guarantor and is an Up-stream and/or Cross-stream Guarantee.

(c) The Trustee (acting for the Holders of the Notes) agrees that the enforcement of the Guarantee given by a German Guarantor shall be limited if:

(i) (and to the extent that) the Guarantee constitutes an Upstream- and/or Cross-Stream Guarantee; and

(ii) payment under the Guarantee would otherwise

(A) have the effect of reducing the German Guarantor’s (or, where the German Guarantor is a GmbH & Co. KG, its general partner’s) Net Assets to an amount that is lower than the amount of its (or, in the case of a GmbH & Co. KG, its general partner’s) Protected Capital or, if the amount of the Net Assets is already lower than the amount of its (or, in the case of a GmbH & Co. KG, its general partner’s) Protected Capital, cause the Net Assets to be further reduced; and

(B) thereby give rise to a violation of the capital maintenance requirement as set out in section 30 paragraph 1 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung); and

(iii) the relevant German Guarantor has complied with its obligation to deliver the Management Determination and the Auditor’s Determination, in each case together with an up-to-date balance sheet, in accordance with the requirements set out in paragraphs (d) and (e) below.

(d) Within ten (10) Business Days after a Holder of the Notes has made a demand under the Guarantee, the German Guarantor shall provide a certificate signed by its managing director(s) (Geschäftsführer) confirming in writing if and to what extent the Guarantee is an Up-stream and/or Cross-stream Guarantee and an enforcement of the Guarantee would have the effects referred to in paragraph (c) (ii) above (the “Management Determination”). Such confirmation shall comprise an up-to-date balance sheet of the German Guarantor (and, in the case of a GmbH & Co. KG, its general partner) and a detailed calculation, based on the provisions of this Supplemental Indenture of the amount of the Net Assets and Protected Capital of the German Guarantor (or, in the case of a GmbH & Co. KG, its general partner). The relevant German Guarantor shall fulfil its obligations under the Guarantee within three (3) Business Days of providing the Management Determination (and each Holder of the Notes and/or the Trustee shall be entitled to enforce the Guarantee) in an amount which pursuant to the Management Determination would not cause the effects set out in paragraph (c) (ii) above (irrespective of whether or not the Trustee agrees with the Management Determination).

(e) If the Trustee (acting on the instructions of the Holder of the Notes) disagrees with the Management Determination, it may within fifteen (15) Business Days of its receipt request the German Guarantor to deliver, at its own cost and expense, within thirty (30) Business Days of such request an up-to-date balance sheet of the German Guarantor (and, in the case of a GmbH & Co. KG, of its general partner), drawn-up by an auditor appointed by the German Guarantor in consultation with the Trustee, together with a detailed calculation, based on the provisions of this Supplemental Indenture, of the amount of the Net Assets and Protected Capital of the German Guarantor (or, in the case of a GmbH & Co. KG, its general partner) (the “Auditor’s Determination”). The German Guarantor shall fulfil its obligations under the Guarantee within three (3) Business Days of providing the Auditor’s Determination (and each Holder of the Notes and/or the Trustee shall be entitled to enforce the Guarantee) in an amount which pursuant to the Auditor’s Determination would not cause the effects set out in paragraph (c) (ii) above.

(f) No reduction of the amount enforceable pursuant to this Schedule 1 will prejudice the right of the Holders of the Notes and/or the Trustee to continue to enforce the Guarantee (subject always to the operation of the limitations set out above at the time of such enforcement) until full satisfaction of the claims guaranteed.

(g) Each German Guarantor shall (and, in the case of a German Guarantor in the form of a GmbH & Co. KG, shall procure that its general partner will) do everything commercially justifiable and legally permitted to avoid the enforcement of the Guarantee becoming limited pursuant to the terms of this Schedule 1 and shall in particular, after the occurrence and continuation of an Enforcement Event and within three (3) months after a written request of the Trustee realize at least at market value any of its (and, in the case of a GmbH & Co. KG, any of its general partner’s) assets that are not necessary, as determined by the relevant German Guarantor in its sole discretion, for its business (nicht betriebsnotwendig) (or, in the case of a GmbH & Co. KG, that of its general partner) and is shown in its (or, in the case of a GmbH & Co. KG, its general partner’s) balance sheet with a book value that is in the reasonable opinion of the Trustee significantly lower than the market value.